UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2007

Lincare Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19946	51-0331330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

19387 U.S. 19 North, Clearwater, FL 33764

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 727-530-7700

(Former name or address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A. 2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Announcement of Offering of Two Series of Convertible Senior Debentures

On October 25, 2007, Lincare Holdings Inc., a Delaware corporation, announced the pricing of $250 million principal amount (plus up to an additional $25 million solely to cover over allotments, if any) of Convertible Senior Debentures due 2037 – Series A and $250 million principal amount (plus up to an additional $25 million solely to cover over allotments, if any) of Convertible Senior Debentures due 2037 – Series B (collectively, the “Debentures”). A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

99.1 Press release of Lincare Holdings Inc., dated October 25, 2007 announcing the pricing of the Debentures.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lincare Holdings Inc.

By:	/s/ Paul G. Gabos
Paul G. Gabos
Chief Financial Officer, Treasurer and Secretary

October 25, 2007